Exhibit 99.1

KNIGHT BOARD OF DIRECTORS FINALIZES NEW FOUR-YEAR CONTRACT

THROUGH 2012 WITH CHAIRMAN AND CEO THOMAS M. JOYCE

JERSEY CITY, N.J. (December 24, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that the Board of Directors finalized a new four-year employment contract for Chairman and Chief Executive Officer, Thomas M. Joyce. The new contract begins December 31, 2008 and runs through to December 31, 2012. The terms of the contract will be described in a Form 8-K to be filed with the Securities and Exchange Commission.

“The outstanding results in Global Markets under Tom’s tenure underscore the extent to which he has reengineered Knight and positioned it to prosper in Wall Street’s new landscape,” said a Knight spokeswoman on behalf of Knight’s Board of Directors. “We are particularly pleased that a significant portion of Tom’s compensation will be linked to Knight’s success. We believe that there should be a strong relationship between pay and corporate performance. Knight and its shareholders should benefit from Tom’s continued leadership as the company builds on the momentum reflected in its strong financial results heading into 2009.”

“I look forward to the opportunity to continue to lead our growth initiatives over the next four years,” said Mr. Joyce. “I’m proud that my new contract tightly links pay to performance, which we believe as a company is the appropriate way a CEO and other senior executives should be compensated.”

Mr. Joyce joined Knight as CEO in May 2002 and added the responsibilities of Chairman in January 2005.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading capital markets firm that provides electronic and voice access to the global capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of international securities, fixed income, foreign exchange, futures and options. In Asset Management, Knight owns a 51 percent stake in Deephaven Holdings with Deephaven Partners controlling the remaining 49 percent as of February 1, 2008. Deephaven (www.deephavenfunds.com) is a global, multi-strategy alternative investment manager serving institutions and private clients. More information about Knight can be found at www.knight.com.

Certain statements contained herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company, and risks associated with the unprecedented current market conditions and the resulting volatility, credit tightening and counterparty risk, as well as the negative effect on performance and assets under management in our Asset Management business and the suspension of redemptions and withdrawals announced in the Form 8-K filed by the Company on October 30, 2008. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007 and Quarterly Report on Form 10-Q for the three months ended September 30, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954 or	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com